EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Energy Partners, L.P. Reports First Quarter 2017 Results

Summary of First Quarter 2017 Results (in millions, except LNG data)

	Three Months Ended
	March 31,
	2017	2016
Revenues	$891	$67
Net income (loss)	$47	$(75)
Adjusted EBITDA[1]	$319	$12
LNG Loaded:
Number of cargoes	43	1
TBtu	154	4
Recent Achievements
Strategic

•
Year to date, LNG from the SPL Project (defined below) has been delivered to 6 new countries. As of April 2017, LNG from the SPL Project had reached 20 of the 39 LNG importing countries around the world.

Operational

•	43 LNG cargoes (154 TBtu) were loaded from the SPL Project in the first quarter of 2017, and in early April 2017 we reached the milestone of 100 cumulative LNG cargoes exported from the SPL Project.

•
Sabine Pass Liquefaction, LLC (“SPL”) commenced production and shipment of LNG commissioning cargoes from Train 3 of the SPL Project in January 2017. In March 2017, substantial completion was achieved and operating activities commenced.

•	Commissioning activities for Train 4 of the SPL Project began in March 2017.
Financial

•
In February 2017, SPL issued an aggregate principal amount of $800 million of 5.00% Senior Secured Notes due 2037. Net proceeds of the offering, after deducting estimated fees and expenses, were used to repay all of the outstanding borrowings under the 2015 SPL Credit Facilities, and are being used to pay a portion of the capital costs in connection with the construction of Trains 1 through 5 of the SPL Project.

•
In March 2017, SPL issued an aggregate principal amount of $1.35 billion of 4.20% Senior Secured Notes due 2028. Net proceeds of the offering, after deducting the initial purchasers’ commissions and estimated fees and expenses, are being used to pay a portion of the capital costs in connection with the construction of Trains 1 through 5 of the SPL Project. In connection with the offering, SPL terminated the 2015 SPL Credit Facilities.

•	In January 2017, Fitch Ratings assigned SPL’s senior secured debt an investment grade rating of BBB-.

___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

Liquefaction Project Update

SPL Project
Liquefaction Train	Trains 1-3	Train 4	Train 5	Train 6
Project Status	Operational	Commissioning	Under Construction	Permitted
Expected Substantial Completion	—	2H 2017	2H 2019	—
Expected DFCD Window Start(1)	T2 - 2H 2017 T3 - 1H 2017	1H 2018	2H 2019	—
(1) Date of First Commercial Delivery (“DFCD”) was achieved for the first train of the SPL Project in November 2016.

Houston, Texas - May 4, 2017 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE MKT: CQP) reported net income of $47 million for the three months ended March 31, 2017, compared to a net loss of $75 million for the same period in 2016. Adjusted EBITDA1 for the three months ended March 31, 2017 was $319 million, compared to $12 million for the comparable 2016 period.
During the three months ended March 31, 2017, a total of 43 LNG cargoes were loaded from the SPL Project, seven of which were commissioning cargoes.
Total operating costs and expenses increased $595 million during the three months ended March 31, 2017, compared to the three months ended March 31, 2016 generally as a result of the commencement of operations at the SPL Project in May 2016 upon the substantial completion of Train 1, followed by the substantial completion of Train 2 and Train 3 in September 2016 and March 2017, respectively. Depreciation and amortization expense increased during the three months ended March 31, 2017, compared to the three months ended March 31, 2016 as we began depreciation of our assets related to Trains 1 through 3 of the SPL Project upon reaching substantial completion.
SPL Project Update
Through Cheniere Partners, we are developing up to six Trains at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “SPL Project”). Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 million tonnes per annum (“mtpa”) of LNG. Trains 1, 2, and 3 are operational, Train 4 is undergoing commissioning, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place.
Distributions to Unitholders
We will pay a cash distribution per common unit of $0.425 to unitholders of record as of May 2, 2017, and the related general partner distribution on May 15, 2017.
2017 Full Year Distribution Guidance

2017
Distribution per Unit	$1.70	-	$1.90

Investor Conference Call and Webcast
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the first quarter on Thursday, May 4, 2017, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Through its wholly owned subsidiary, Sabine Pass LNG, L.P., Cheniere Partners owns 100% of the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, on the Sabine-Neches Waterway less than four miles from the Gulf Coast. The Sabine Pass

LNG terminal includes existing infrastructure of five LNG storage tanks with capacity of approximately 16.9 billion cubic feet equivalent (Bcfe), two marine berths that can accommodate vessels with nominal capacity of up to 266,000 cubic meters and vaporizers with regasification capacity of approximately 4.0 Bcf/d. Through its wholly owned subsidiary, Cheniere Creole Trail Pipeline, L.P., Cheniere Partners also owns a 94-mile pipeline that interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.

Cheniere Partners, through its subsidiary, SPL, is developing, constructing, and operating natural gas liquefaction facilities at the Sabine Pass LNG terminal adjacent to the existing regasification facilities. Cheniere Partners, through SPL, plans to construct over time up to six liquefaction trains, which are in various stages of development, construction, and operations. Trains 1, 2 and 3 have commenced commercial operations, Train 4 is undergoing commissioning, Train 5 is under construction and Train 6 is being commercialized and has all necessary regulatory approvals in place. Each liquefaction train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 mtpa of LNG. SPL has entered into six third-party LNG sale and purchase agreements (“SPAs”) that in the aggregate equate to approximately 19.75 mtpa of LNG and commence with the date of first commercial delivery of Trains 1 through 5 as specified in the respective SPAs.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Table Follows)

Cheniere Energy Partners, L.P.
Consolidated Statements of Operations
(in millions, except per unit data) (1)
(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenues
LNG revenues	$492	$—
LNG revenues—affiliate	331	—
Regasification revenues	67	65
Regasification revenues—affiliate	1	2
Total revenues	891	67

Operating costs and expenses
Cost of sales (excluding depreciation and amortization expense shown separately below)	513	4
Operating and maintenance expense	50	18
Operating and maintenance expense—affiliate	18	11
General and administrative expense	3	3
General and administrative expense—affiliate	22	22
Depreciation and amortization expense	66	19
Total operating costs and expenses	672	77

Income (loss) from operations	219	(10)

Other expense
Interest expense, net of capitalized interest	(130)	(43)
Loss on early extinguishment of debt	(42)	(1)
Derivative loss, net	—	(21)
Total other expense	(172)	(65)

Net income (loss)	$47	$(75)

Basic and diluted net loss per common unit	$(0.80)	$(0.08)

Weighted average number of common units outstanding used for basic and diluted net loss per common unit calculation	57.1	57.1

(1)	Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	March 31,	December 31,
	2017	2016
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$—	$—
Restricted cash	756	605
Accounts and other receivables	101	90
Accounts receivable—affiliate	89	99
Advances to affiliate	64	38
Inventory	87	97
Other current assets	30	29
Total current assets	1,127	958

Non-current restricted cash	1,000	—
Property, plant and equipment, net	14,636	14,158
Debt issuance costs, net	80	121
Non-current derivative assets	44	83
Other non-current assets, net	205	222
Total assets	$17,092	$15,542

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities
Accounts payable	$35	$27
Accrued liabilities	426	418
Current debt, net	—	224
Due to affiliates	29	99
Deferred revenue	63	73
Deferred revenue—affiliate	20	1
Derivative liabilities	4	14
Total current liabilities	577	856

Long-term debt, net	16,020	14,209
Non-current deferred revenue	4	5
Non-current derivative liabilities	1	2
Other non-current liabilities—affiliate	25	27

Partners’ equity
Common unitholders’ interest (57.1 million units issued and outstanding at March 31, 2017 and December 31, 2016)	50	130
Class B unitholders’ interest (145.3 million units issued and outstanding at March 31, 2017 and December 31, 2016)	297	62
Subordinated unitholders’ interest (135.4 million units issued and outstanding at March 31, 2017 and December 31, 2016)	107	240
General partner’s interest (2% interest with 6.9 million units issued and outstanding at March 31, 2017 and December 31, 2016)	11	11
Total partners’ equity	465	443
Total liabilities and partners’ equity	$17,092	$15,542

(1)	Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures

Regulation G Reconciliation

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Adjusted EBITDA is calculated by taking net income (loss) before interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt and changes in the fair value of our commodity derivatives. Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of business performance. Management believes Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Adjusted EBITDA

The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three months ended March 31, 2017 and 2016 (in millions):

	Three Months Ended
	March 31,
	2017	2016
Net income (loss)	$47	$(75)
Interest expense, net of capitalized interest	130	43
Loss on early extinguishment of debt	42	1
Derivative loss, net	—	21
Income (loss) from operations	$219	$(10)
Adjustments to reconcile income (loss) from operations to Adjusted EBITDA:
Depreciation and amortization expense	66	19
Loss from changes in fair value of commodity derivatives, net	34	3
Adjusted EBITDA	$319	$12

CONTACTS:

Investors
Randy Bhatia:	713-375-5479
Megan Light:	713-375-5492

Media
Eben Burnham-Snyder:	713-375-5764